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                                                                    Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
MGI PHARMA, Inc.:


We consent to the use of our reports dated February 5, 2001 with respect to the financial statements of MGI PHARMA, Inc. incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of recognizing licensing revenue as a result of the adoption of SEC Staff Accounting Bulletin No. 101.


                                             /s/ KPMG LLP


Minneapolis, MN
November 12, 2001